UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2007

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8
(Address of principal executive offices and Zip Code)

403-975-9399
(Registrant's telephone number, including area code)

Hola Communications Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 27, 2007 we appointed William Tighe to our board of directors as Chairman.

Mr. Tighe is the Chief Operating Officer, President, Director and acting CEO of Kodiak Energy, Inc. For more than 29 years, Mr. Tighe has been employed and/or consulted on operational, project management, design and construction matters for Canadian and international oil and gas companies in roles that included operations, operations development, maintenance, commissioning and start-up and management.

Since 2005, Mr. Tighe has primarily focused on developing Kodiak’s business interests. During 2004, Mr. Tighe worked for Suncor Energy Ltd as a business services manager in groth planning and development. From 2000-2004 Mr. Tighe worked for Petro China International as operations development and commissioning manager. Mr. Tighe attended the University of Calgary where he studied general science and computer science. He holds an inter-provincial power engineering certification II class.

There are no family relationships with William Tighe and any of our other directors and officers.

Our board of directors now consists of Sean Dickenson and William Tighe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

/s/ Sean Dickenson
Sean Dickenson
President, Chief Executive Officer and Director

Date: November 27, 2007